Contact:	Gary Thompson – Media	Jonathan Halkyard – Investors
	Harrah’s Entertainment, Inc.	Harrah’s Entertainment, Inc.
	(702) 407-6529	(702) 407-6080

Harrah’s Entertainment Reports 2008 First-Quarter Results

•	Revenues slip 2.1 percent from 2007 first quarter

•	Property EBITDA declines 6.9 percent

•	Harrah’s Operating Company, a wholly owned subsidiary of Harrah’s Entertainment and issuer of certain debt, reports Adjusted EBITDA for the 12 months ended March 31, 2008, of $2.0 billion

•	Transaction-related costs result in first-quarter loss

LAS VEGAS – May 9, 2008 – Harrah’s Entertainment, Inc. today reported the following financial results for the 2008 first quarter:

COMPANY WIDE RESULTS

(in millions)

	Successor Period Jan. 28, 2008 through Mar. 31, 2008	Predecessor Period Jan. 1, 2008 through Jan. 27, 2008	Combined (1)	Predecessor	Percent Increase (Decrease)
			Three Months Ended Mar. 31,
			2008	2007
Total revenues	$1,840.5	$760.1	$2,600.6	$2,655.6	-2.1%
Property EBITDA	479.3	171.2	650.5	698.4	-6.9%
Adjusted EBITDA (2)	454.0	172.0	626.0	694.6	-9.9%

(1)

In accordance with Generally Accepted Accounting Principles, we have separated our historical financial results for the Successor period from January 28, 2008 to March 31, 2008 and the Predecessor period from January 1, 2008 to January 27, 2008; however, we have also combined the Successor and Predecessor periods results for the three months ended March 31, 2008, in the presentations included herein because company management believes that it enables a meaningful presentation and comparison of results.

(2)	Adjusted EBITDA is presented prior to the benefit of yet-to-be-realized cost savings. Please see reconciliation at the conclusion of this release.

Property EBITDA and Adjusted EBITDA are not Generally Accepted Accounting Principles (GAAP) measurements but are commonly used in the gaming industry as measures of performance and as bases for valuation of gaming companies and, in the case of Adjusted EBITDA, as a measure of compliance with certain debt covenants. Reconciliations of Property EBITDA to income from operations and Adjusted EBITDA to income from continuing operations are attached to this release.

On January 28, 2008, Harrah’s Entertainment was acquired by affiliates of Apollo Global Management, LLC and TPG Capital, LP in a transaction valued at $30.7 billion, including assumption of $12.4 billion of debt and approximately $1.0 billion of acquisition costs. Harrah’s stockholders received $90 cash for each share of common stock, or a total of $17.3 billion.

On a combined basis, the company’s first-quarter income from operations was $401.0 million, compared with $451.2 million in the 2007 first quarter. The company recorded a first-quarter loss of $187.8 million, compared with net income of $185.3 million in the 2007 first quarter. First quarter 2008 included $211.3 million in pretax charges for the early extinguishment of debt and $142.6 million in non-recurring pretax merger and integration costs.

“Our first-quarter results reflect the consequences of challenging economic conditions,” said Gary Loveman, Harrah’s chairman, president and chief executive officer. “However, we ended the first quarter with ample liquidity, and we continued to reduce expenses companywide.

“We saw very strong results with the first-quarter’s debut of a new tower at Harrah’s Atlantic City, a project that will continue to open in phases through the summer,” Loveman said. “We’re looking forward to the opening of renovations and re-brandings at properties in Indiana and Mississippi this summer, the scheduled opening of a $485 million expansion at Horseshoe Hammond in the third quarter, and the completion next year of a major expansion at Caesars Palace in Las Vegas.

“Thanks to those new projects and other revenue-generating initiatives, as well as our geographic diversification and industry-leading customer-loyalty program, we’re well-positioned to benefit from the inevitable upturn in the economy,” he said.

A substantial portion of the debt of Harrah’s Entertainment’s consolidated group is issued by Harrah’s Operating Company, Inc., (HOC) a wholly owned subsidiary of Harrah’s Entertainment, Inc. Therefore, the company believes it is meaningful to also provide information pertaining solely to the results of operations of HOC. The information for HOC assumes that a post-closing swap of certain properties between HOC and Harrah’s Entertainment, which is expected to occur in second quarter 2008, has occurred. More information on the post-closing swap can be found in the company’s supplemental information attached to this release.

Harrah’s Operating Company:

Overall

(in millions)

	Successor Period Jan. 28, 2008 through Mar. 31, 2008	Predecessor Period Jan. 1, 2008 through Jan. 27, 2008	Combined (1)	Predecessor	Percent Increase (Decrease)
			Three Months Ended Mar. 31,
			2008	2007
Total revenues	$1,281.8	$572.2	$1,854.0	$1,975.9	-6.2%
Property EBITDA	340.7	107.8	448.5	482.3	-7.0%
Adjusted EBITDA (2)	303.2	141.1	444.3	486.3	-8.6%

(2)	Adjusted EBITDA is presented prior to the benefit of yet-to-be-realized cost savings. Please see reconciliation at the conclusion of this release.

Summaries of results by region follow:

Las Vegas Region

Overall market weakness and a drop in the number of hotel rooms available at Caesars Palace due to reconstruction of the Forum Tower and at Harrah’s Las Vegas and the Rio due to room-remediation projects led to lower first-quarter results in the Las Vegas Region. The company expects the affected Caesars, Harrah’s and Rio rooms to return to service over the next few months. Completion of a hotel and convention center expansion at Caesars Palace is on schedule for completion next year and the remainder of the property’s expansion is on schedule for a 2010 completion.

Harrah’s Entertainment:

LAS VEGAS REGION

(in millions)

	Successor Period Jan. 28, 2008 through Mar. 31, 2008	Predecessor Period Jan. 1, 2008 through Jan. 27, 2008	Combined (1)	Predecessor	Percent Increase (Decrease)
			Three Months Ended Mar. 31,
			2008	2007
Total revenues	$609.4	$253.6	$863.0	$898.6	-4.0%
Income from operations	142.9	51.9	194.8	235.6	-17.3%
Property EBITDA	199.3	76.0	275.3	297.6	-7.5%

Las Vegas Region properties include Harrah’s Las Vegas, Rio, Bally’s Las Vegas, Paris, Flamingo Las Vegas, Caesars Palace, Imperial Palace and Bill’s Gamblin’ Hall & Saloon since its acquisition on February 27, 2007.

Harrah’s Operating Company:

LAS VEGAS REGION

(in millions)

	Successor Period Jan. 28, 2008 through Mar. 31, 2008	Predecessor Period Jan. 1, 2008 through Jan. 27, 2008	Combined (1)	Predecessor	Percent Increase (Decrease)
			Three Months Ended Mar. 31,
			2008	2007
Total revenues	$260.5	$118.5	$379.0	$393.5	-3.7%
Income from operations	56.5	29.7	86.2	101.8	-15.3%
Property EBITDA	76.9	38.1	115.0	130.6	-11.9%

Las Vegas Region properties include Bally’s Las Vegas, Caesars Palace, Imperial Palace and Bill’s Gamblin’ Hall & Saloon since its acquisition on February 27, 2007.

Atlantic City Region

Strong initial results from an expansion at Harrah’s Atlantic City, contributions from Harrah’s Chester Casino and Racetrack and reduced promotional spending led to first-quarter gains in this region, offsetting the impact of new competition and smoking restrictions in Atlantic City. The $565 million expansion at Harrah’s Atlantic City, which includes 960 hotel rooms and suites and additional casino space, is partially complete and is opening in phases through mid-summer 2008.

Harrah’s Entertainment:

ATLANTIC CITY REGION

(in millions)

	Successor Period Jan. 28, 2008 through Mar. 31, 2008	Predecessor Period Jan. 1, 2008 through Jan. 27, 2008	Combined (1)	Predecessor	Percent Increase (Decrease)
			Three Months Ended Mar. 31,
			2008	2007
Total revenues	$408.2	$160.8	$569.0	$546.0	4.2%
Income from operations	59.2	18.7	77.9	72.0	8.2%
Property EBITDA	99.7	36.4	136.1	132.7	2.6%

Atlantic City Region properties include Harrah’s Atlantic City, Showboat Atlantic City, Caesars Atlantic City, Bally’s Atlantic City and Harrah’s Chester.

Harrah’s Operating Company:

ATLANTIC CITY REGION

(in millions)

	Successor Period Jan. 28, 2008 through Mar. 31, 2008	Predecessor Period Jan. 1, 2008 through Jan. 27, 2008	Combined (1)	Predecessor	Percent Increase (Decrease)
			Three Months Ended Mar. 31,
			2008	2007
Total revenues	$320.4	$125.8	$446.2	$429.4	3.9%
Income from operations	45.0	8.0	53.0	51.9	2.1%
Property EBITDA	74.1	21.9	96.0	99.3	-3.3%

Atlantic City Region properties include Showboat Atlantic City, Caesars Atlantic City, Bally’s Atlantic City and Harrah’s Chester.

Louisiana/Mississippi Region

The continued strong performance at Harrah’s New Orleans helped offset lower first-quarter results at Grand Casino Tunica, which is undergoing an extensive renovation and re-branding that is expected to be completed in the second quarter of 2008. Construction continued on the Margaritaville Casino & Resort in Biloxi; that project is expected to be completed in 2010. First-quarter 2008 income from operations included $185.4 million of income from insurance proceeds in excess of the net book value of impacted assets and reimbursable costs and expenses. Property EBITDA results excluded certain non-recurring items such as the insurance proceeds related to 2005 hurricane claims.

Harrah’s Entertainment:

LOUISIANA/MISSISSIPPI REGION

(in millions)

	Successor Period Jan. 28, 2008 through Mar. 31, 2008	Predecessor Period Jan. 1, 2008 through Jan. 27, 2008	Combined (1)	Predecessor	Percent Increase (Decrease)
			Three Months Ended Mar. 31,
			2008	2007
Total revenues	$274.5	$106.1	$380.6	$390.5	-2.5%
Income from operations	232.6	10.1	242.7	75.5	N/M
Property EBITDA	66.9	18.6	85.5	84.1	1.7%

Louisiana/Mississippi Region properties include Harrah’s New Orleans, Horseshoe Bossier City, Louisiana Downs, Horseshoe Tunica, Grand Casino Tunica, Sheraton Tunica and Grand Casino Biloxi.

Iowa/Missouri Region

Strong performances at company properties in Iowa and North Kansas City helped offset the weak performance of the Harrah’s property in St. Louis, where increased competition impacted results.

Harrah’s Entertainment:

IOWA/MISSOURI REGION

(in millions)

	Successor Period Jan. 28, 2008 through Mar. 31, 2008	Predecessor Period Jan. 1, 2008 through Jan. 27, 2008	Combined (1)	Predecessor	Percent Increase (Decrease)
			Three Months Ended Mar. 31,
			2008	2007
Total revenues	$143.0	$55.8	$198.8	$201.7	-1.4%
Income from operations	30.7	7.7	38.4	33.1	16.0%
Property EBITDA	40.7	13.0	53.7	52.9	1.5%

Iowa/Missouri Region properties include Harrah’s St. Louis, Harrah’s Council Bluffs, Horseshoe Council Bluffs and Harrah’s North Kansas City.

Illinois/Indiana Region

Imposition of a smoking ban in Illinois led to sharp declines in first-quarter revenues and Property EBITDA in the Illinois/Indiana Region. Results were also impacted by flooding that caused a four-day closure of Caesars Indiana. A $485 million expansion at Horseshoe Hammond remains on track for a third-quarter 2008 completion.

Harrah’s Entertainment:

ILLINOIS/INDIANA REGION

(in millions)

	Successor Period Jan. 28, 2008 through Mar. 31, 2008	Predecessor Period Jan. 1, 2008 through Jan. 27, 2008	Combined (1)	Predecessor	Percent Increase (Decrease)
			Three Months Ended Mar. 31,
			2008	2007
Total revenues	$208.1	$85.5	$293.6	$324.5	-9.5%
Income from operations	27.2	8.7	35.9	51.1	-29.7%
Property EBITDA	36.5	13.6	50.1	68.2	-26.5%

Illinois/Indiana Region properties include Horseshoe Hammond, Harrah’s Joliet, Harrah’s Metropolis and Caesars Indiana.

Other Nevada Region

First-quarter revenues and Property EBITDA for the Other Nevada Region declined due to weakness in the Reno and Laughlin markets and the opening of an expansion at a competing property in Reno.

Harrah’s Entertainment:

OTHER NEVADA

(in millions)

	Successor Period Jan. 28, 2008 through Mar. 31, 2008	Predecessor Period Jan. 1, 2008 through Jan. 27, 2008	Combined (1)	Predecessor	Percent Increase (Decrease)
			Three Months Ended Mar. 31,
			2008	2007
Total revenues	$107.7	$38.9	$146.6	$153.6	-4.6%
Income from operations	14.1	0.5	14.6	20.5	-28.8%
Property EBITDA	23.2	4.5	27.7	32.8	-15.5%

Other Nevada properties include Harrah’s Reno, Harrah’s Lake Tahoe, Harvey’s Lake Tahoe, Bill’s Casino and Harrah’s Laughlin.

Harrah’s Operating Company:

OTHER NEVADA

(in millions)

	Successor Period Jan. 28, 2008 through Mar. 31, 2008	Predecessor Period Jan. 1, 2008 through Jan. 27, 2008	Combined (1)	Predecessor	Percent Increase (Decrease)
			Three Months Ended Mar. 31,
			2008	2007
Total revenues	$75.7	$26.8	$102.5	$108.2	-5.3%
Income from operations	8.2	(1.9)	6.3	8.1	-22.2%
Property EBITDA	13.7	1.2	14.9	17.8	-16.3%

Other Nevada properties include Harrah’s Reno, Harrah’s Lake Tahoe, Harvey’s Lake Tahoe and Bill’s Casino.

Managed/International/Other

The first-quarter decline in Property EBITDA was due primarily to a new smoking ban that impacted volume and a lower table-game hold percentage at London Clubs International properties and termination of a Native American management contract in June 2007, which affected comparisons with results from the first quarter of 2007.

Harrah’s Entertainment:

MANAGED/INTERNATIONAL/OTHER

(in millions)

	Successor Period Jan. 28, 2008 through Mar. 31, 2008	Predecessor Period Jan. 1, 2008 through Jan. 27, 2008	Combined (1)	Predecessor	Percent Increase (Decrease)
			Three Months Ended Mar. 31,
			2008	2007
Total revenues	$89.6	$59.4	$149.0	$140.7	5.9%
Income from operations	(27.2)	(0.3)	(27.5)	0.8	N/M
Property EBITDA	13.0	9.1	22.1	30.1	-26.6%

Managed, international and other results include income from our managed properties, results of our international properties and certain marketing and administrative expenses, including development costs, and income from our non-consolidated subsidiaries.

Other items

First-quarter corporate expenses were lower than in the 2007 first period due to continued realization of cost savings and efficiencies.

Interest expense increased significantly from the 2007 first quarter due to higher debt levels associated with the company’s purchase by affiliates of Apollo Global Management and TPG Capital. Results were also impacted by a first-quarter 2008 charge of $141.7 million due to the decline in the fair value of the company’s interest-rate swaps. The average interest rate on the company’s variable-rate debt, including the impact of the swap agreements, was 6.0 percent at March 31, 2008.

The effective tax rate for the 2008 first quarter was 23.4 percent compared with 37.5 percent in the 2007 first quarter. The effective rate is lower in the 2008 period due primarily to non-deductible merger costs, international income taxes and state income taxes.

Discontinued operations for the 2008 first quarter reflect insurance proceeds of $87.4 million, after taxes, in excess of the net book value of the impacted assets and accumulated costs and expenses reimbursed under the company’s insurance claims for Grand Casino Gulfport, which was sold in 2006. Pursuant to the terms of the sales agreements, Harrah’s retained all insurance proceeds related to these properties.

Harrah’s will host a conference today at 8 a.m. Pacific Daylight Time to discuss its 2008 first-quarter results. Persons from the United States and Canada who are interested in participating in the call should dial 1-877-876-8924, or 1-706-758-4271 for international callers, approximately 10 minutes before the call start time. A taped replay of the conference call will be available at 1-800-642-1687, or 1-706-645-9291 for international callers, beginning at 9 a.m. PDT the day of the call. The replay will be available through 8:59 p.m. PDT May 23. The pass code number for the conference call and replay is 43876796.

Harrah’s Entertainment, Inc. is the world’s largest provider of branded casino entertainment. Since its beginning in Reno, Nevada, more than 70 years ago, Harrah’s has grown through development of new properties, expansions and acquisitions, and now owns or manages casinos on four continents. The company’s properties operate primarily under the Harrah’s®, Caesars® and Horseshoe® brand names; Harrah’s also owns the London Clubs International family of casinos and the World Series of Poker®. Harrah’s Entertainment is focused on building loyalty and value with its customers through a unique combination of great service, excellent products, unsurpassed distribution, operational excellence and technology leadership. For more information, please visit www.harrahs.com.

This release includes “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. These statements contain words such as “may,” “will,” “project,” “might,” “expect,” “believe,” “anticipate,” “intend,” “could,” “would,” “estimate,” “continue” or “pursue,” or the negative or other variations thereof or comparable terminology. In particular, they include statements relating to, among other things, future actions, new projects, strategies, future performance, the outcomes of contingencies and future financial results of Harrah’s. These forward-looking statements are based on current expectations and projections about future events.

Investors are cautioned that forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that cannot be predicted or quantified and, consequently, the actual performance of Harrah’s may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, the following factors, as well as other factors described from time to time in our reports filed with the Securities and Exchange Commission (including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein): the outcome of any legal proceedings that have been, or will be, instituted against the company related to the acquisition of the company by affiliates of TPG Capital and Apollo Management; the impact of the substantial indebtedness incurred to finance the consummation of the acquisition of the company by affiliates of TPG Capital and Apollo Management; the effects of local and national economic, credit and capital market conditions on the economy in general, and on the gaming and hotel industries in particular; construction factors, including delays, increased costs for labor and materials, availability of labor and materials, zoning issues, environmental restrictions, soil and water conditions, weather and other hazards, site access matters and building permit issues; the effects of environmental and structural building conditions relating to our properties; access to available and reasonable financing on a timely basis; the ability to timely and cost-effectively integrate acquisition into our operations; changes in laws, including increased tax rates, smoking bans, regulations or accounting standards, third-party relations and approvals, and decisions of courts, regulators and governmental bodies; litigation outcomes and judicial actions, including gaming legislative action, referenda and taxation; the ability of our customer-tracking, customer loyalty and yield-management programs to continue to increase customer loyalty and same store sales or hotel sales; our ability to recoup costs of capital investments through higher revenues; acts of war or terrorist incidents or natural disasters; abnormal gaming holds; the potential difficulties in employee retention as a result of the sale of the company to affiliates of TPG Capital and Apollo Management; and the effects of competition, including locations of competitors and operating and market competition.

Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. Harrah’s disclaims any obligation to update the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date stated, or if no date is stated, as of the date of this press release.

-More-

HARRAH’S ENTERTAINMENT, INC.

CONSOLIDATED SUMMARY OF OPERATIONS

(UNAUDITED)

	Successor	Predecessor
	Jan. 28, 2008	Jan. 1, 2008	Combined (1)	Predecessor
	Through	Through	Three Months Ended Mar. 31,
(In millions)	Mar. 31, 2008	Jan. 27, 2008	2008	2007
Revenues	$1,840.5	$760.1	$2,600.6	$2,655.6
Property operating expenses	(1,361.2)	(588.9)	(1,950.1)	(1,957.2)
Depreciation and amortization	(124.2)	(63.5)	(187.7)	(190.3)

Operating profit	355.1	107.7	462.8	508.1

Corporate expense	(24.7)	(8.5)	(33.2)	(33.4)
Merger and integration costs	(17.0)	(125.6)	(142.6)	(4.0)
Income/(losses) on interests in nonconsolidated affiliates	0.7	0.5	1.2	(0.1)
Amortization of intangible assets	(32.3)	(5.5)	(37.8)	(17.9)
Project opening costs and other items	156.0	(5.4)	150.6	(1.5)

Income from operations	437.8	(36.8)	401.0	451.2
Interest expense, net of interest capitalized	(467.9)	(89.7)	(557.6)	(185.8)
Losses on early extinguishments of debt	(211.3)	—	(211.3)	—
Other income, including interest income	7.7	1.1	8.8	8.2

(Loss)/income before income taxes and minority interests	(233.7)	(125.4)	(359.1)	273.6
Income tax benefit/(provision)	58.1	26.0	84.1	(100.3)
Minority interests	1.4	(1.6)	(0.2)	(6.1)

(Loss)/income from continuing operations	(174.2)	(101.0)	(275.2)	167.2
Discontinued operations, net of tax	87.3	0.1	87.4	18.1

Net (loss)/income	$(86.9)	$(100.9)	$(187.8)	$185.3

HARRAH’S ENTERTAINMENT, INC.

SUPPLEMENTAL OPERATING INFORMATION

(UNAUDITED)

	Successor	Predecessor
	Jan. 28, 2008	Jan. 1, 2008	Combined (1)	Predecessor
	Through	Through	Three Months Ended Mar. 31,
(In millions)	Mar. 31, 2008	Jan. 27, 2008	2008	2007
Revenues
Las Vegas Region	$609.4	$253.6	$863.0	$898.6
Atlantic City Region	408.2	160.8	569.0	546.0
Louisiana/Mississippi Region	274.5	106.1	380.6	390.5
Iowa/Missouri Region	143.0	55.8	198.8	201.7
Illinois/Indiana Region	208.1	85.5	293.6	324.5
Other Nevada Region	107.7	38.9	146.6	153.6
Managed/International/Other	89.6	59.4	149.0	140.7

Total Revenues	$1,840.5	$760.1	$2,600.6	$2,655.6

Income/(loss) from operations
Las Vegas Region	$142.9	$51.9	$194.8	$235.6
Atlantic City Region	59.2	18.7	77.9	72.0
Louisiana/Mississippi Region	232.6	10.1	242.7	75.5
Iowa/Missouri Region	30.7	7.7	38.4	33.1
Illinois/Indiana Region	27.2	8.7	35.9	51.1
Other Nevada Region	14.1	0.5	14.6	20.5
Managed/International/Other	(27.2)	(0.3)	(27.5)	0.8
Corporate Expense	(24.7)	(8.5)	(33.2)	(33.4)
Merger and integration costs	(17.0)	(125.6)	(142.6)	(4.0)

Total Income/(loss) from operations	$437.8	$(36.8)	$401.0	$451.2

Property EBITDA (a)
Las Vegas Region	$199.3	$76.0	$275.3	$297.6
Atlantic City Region	99.7	36.4	136.1	132.7
Louisiana/Mississippi Region	66.9	18.6	85.5	84.1
Iowa/Missouri Region	40.7	13.0	53.7	52.9
Illinois/Indiana Region	36.5	13.6	50.1	68.2
Other Nevada Region	23.2	4.5	27.7	32.8
Managed/International/Other	13.0	9.1	22.1	30.1

Total Property EBITDA	$479.3	$171.2	$650.5	$698.4

Project opening costs and other items
Project opening costs	$(2.8)	$(0.7)	$(3.5)	$(8.9)
Insurance proceeds for hurricane losses	185.4	—	185.4	18.7
Other write-downs, reserves and recoveries	(26.6)	(4.7)	(31.3)	(11.3)

Total Project opening costs and other items	$156.0	$(5.4)	$150.6	$(1.5)

(a)

Property EBITDA (earnings before interest, taxes, depreciation and amortization) consists of Income from operations before depreciation and amortization, write-downs, reserves and recoveries, project opening costs, corporate expense, merger and integration costs, income/(losses) on interests in non-consolidated affiliates and amortization of intangible assets. Property EBITDA is a supplemental financial measure used by management, as well as industry analysts, to evaluate our operations. However, Property EBITDA should not be construed as an alternative to Income from operations (as an indicator of our operating performance) or to Cash flows from operating activities (as a measure of liquidity) as determined in accordance with generally accepted accounting principles. All companies do not calculate EBITDA in the same manner. As a result, Property EBITDA as presented by our Company may not be comparable to similarly titled measures presented by other companies.

HARRAH’S ENTERTAINMENT, INC.

SUPPLEMENTAL INFORMATION

RECONCILIATION OF PROPERTY EBITDA TO INCOME FROM OPERATIONS

(UNAUDITED)

(In millions)	Successor
	January 28, 2008 Through March 31, 2008
	Las Vegas Region	Atlantic City Region	Louisiana/ Mississippi Region	Iowa/ Missouri Region	Illinois/ Indiana Region	Other Nevada Region	Other	Total
Revenues	$609.4	$408.2	$274.5	$143.0	$208.1	$107.7	$89.6	$1,840.5
Property operating expenses	(410.1)	(308.5)	(207.6)	(102.3)	(171.6)	(84.5)	(76.6)	(1,361.2)

Property EBITDA	199.3	99.7	66.9	40.7	36.5	23.2	13.0	479.3
Depreciation and amortization	(34.6)	(34.0)	(15.0)	(9.7)	(8.4)	(6.6)	(15.9)	(124.2)

Operating profit	164.7	65.7	51.9	31.0	28.1	16.6	(2.9)	355.1
Amortization of intangible assets	(13.2)	(4.5)	(4.6)	(0.2)	(0.4)	(2.5)	(6.9)	(32.3)
Income on interests in nonconsolidated affiliates	—	—	—	—	—	—	0.7	0.7
Project opening costs and other items	(8.6)	(2.0)	185.3	(0.1)	(0.5)	—	(18.1)	156.0
Corporate expense	—	—	—	—	—	—	(24.7)	(24.7)
Merger and integration costs	—	—	—	—	—	—	(17.0)	(17.0)

Income/(loss) from operations*	$142.9	$59.2	$232.6	$30.7	$27.2	$14.1	$(68.9)	$437.8

	Predecessor
	January 1, 2008 Through January 27, 2008
Revenues	$253.6	$160.8	$106.1	$55.8	$85.5	$38.9	$59.4	$760.1
Property operating expenses	(177.6)	(124.4)	(87.5)	(42.8)	(71.9)	(34.4)	(50.3)	(588.9)

Property EBITDA	76.0	36.4	18.6	13.0	13.6	4.5	9.1	171.2
Depreciation and amortization	(18.7)	(15.7)	(8.6)	(5.1)	(4.3)	(3.9)	(7.2)	(63.5)

Operating profit	57.3	20.7	10.0	7.9	9.3	0.6	1.9	107.7
Amortization of intangible assets	(1.0)	(1.9)	(0.5)	(0.2)	(0.6)	(0.1)	(1.2)	(5.5)
Income on interests in nonconsolidated affiliates	—	—	—	—	—	—	0.5	0.5
Project opening costs and other items	(4.4)	(0.1)	0.6	—	—	—	(1.5)	(5.4)
Corporate expense	—	—	—	—	—	—	(8.5)	(8.5)
Merger and integration costs	—	—	—	—	—	—	(125.6)	(125.6)

Income/(loss) from operations*	$51.9	$18.7	$10.1	$7.7	$8.7	$0.5	$(134.4)	$(36.8)

HARRAH’S ENTERTAINMENT, INC.

SUPPLEMENTAL INFORMATION

RECONCILIATION OF PROPERTY EBITDA TO INCOME FROM OPERATIONS

(UNAUDITED)

(In millions)	Combined (1)
	Three Months Ended March 31, 2008
	Las Vegas Region	Atlantic City Region	Louisiana/ Mississippi Region	Iowa/ Missouri Region	Illinois/ Indiana Region	Other Nevada Region	Other	Total
Revenues	$863.0	$569.0	$380.6	$198.8	$293.6	$146.6	$149.0	$2,600.6
Property operating expenses	(587.7)	(432.9)	(295.1)	(145.1)	(243.5)	(118.9)	(126.9)	(1,950.1)

Property EBITDA	275.3	136.1	85.5	53.7	50.1	27.7	22.1	650.5
Depreciation and amortization	(53.3)	(49.7)	(23.6)	(14.8)	(12.7)	(10.5)	(23.1)	(187.7)

Operating profit	222.0	86.4	61.9	38.9	37.4	17.2	(1.0)	462.8
Amortization of intangible assets	(14.2)	(6.4)	(5.1)	(0.4)	(1.0)	(2.6)	(8.1)	(37.8)
Losses on interests in nonconsolidated affiliates	—	—	—	—	—	—	1.2	1.2
Project opening costs and other items	(13.0)	(2.1)	185.9	(0.1)	(0.5)	—	(19.6)	150.6
Corporate expense	—	—	—	—	—	—	(33.2)	(33.2)
Merger and integration costs	—	—	—	—	—	—	(142.6)	(142.6)

Income/(loss) from operations*	$194.8	$77.9	$242.7	$38.4	$35.9	$14.6	$(203.3)	$401.0

	Predecessor
	Three Months Ended March 31, 2007
Revenues	$898.6	$546.0	$390.5	$201.7	$324.5	$153.6	$140.7	$2,655.6
Property operating expenses	(601.0)	(413.3)	(306.4)	(148.8)	(256.3)	(120.8)	(110.6)	(1,957.2)

Property EBITDA	297.6	132.7	84.1	52.9	68.2	32.8	30.1	698.4
Depreciation and amortization	(54.5)	(49.5)	(24.5)	(18.8)	(14.1)	(12.0)	(16.9)	(190.3)

Operating profit	243.1	83.2	59.6	34.1	54.1	20.8	13.2	508.1
Amortization of intangible assets	(3.5)	(6.4)	(2.0)	(0.8)	(2.0)	(0.2)	(3.0)	(17.9)
Losses on interests in nonconsolidated affiliates	—	—	—	—	—	—	(0.1)	(0.1)
Project opening costs and other items	(4.0)	(4.8)	17.9	(0.2)	(1.0)	(0.1)	(9.3)	(1.5)
Corporate expense	—	—	—	—	—	—	(33.4)	(33.4)
Merger and integration costs	—	—	—	—	—	—	(4.0)	(4.0)

Income/(loss) from operations*	$235.6	$72.0	$75.5	$33.1	$51.1	$20.5	$(36.6)	$451.2

*	Total Income from operations as reported on this schedule corresponds with the amounts reported for the respective periods on our CONSOLIDATED SUMMARY OF OPERATIONS. See our CONSOLIDATED SUMMARY OF OPERATIONS for the additional income and expenses recorded in the determination of Net income.

HARRAH’S ENTERTAINMENT, INC.

SUPPLEMENTAL INFORMATION

CALCULATION OF ADJUSTED EBITDA

(UNAUDITED)

Adjusted EBITDA is defined as EBITDA further adjusted to exclude unusual items and other adjustments required or permitted in calculating covenant compliance under the indenture governing the senior notes and senior toggle notes, the interim loan agreement and/or our new senior credit facilities. We believe that the inclusion of supplementary adjustments to EBITDA applied in presenting Adjusted EBITDA are appropriate to provide additional information to investors about certain material non-cash items and about unusual items that we do not expect to continue at the same level in the future. Because not all companies use identical calculations, our presentation of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies.

The following table reconciles EBITDA and Adjusted EBITDA of Harrah’s Entertainment, Inc. for the Predecessor period from January 1, 2008 to January 27, 2008 and for the Successor period from January 28, 2008 to March 31, 2008:

	Predecessor			Successor	Combined (1)
(In millions)	Dec. 31, 2007	Mar 31,2007	Jan. 1, 2008 Through Jan. 27, 2008	Jan. 28, 2008 Through Mar. 31, 2008	Jan. 1, 2008 Through Mar. 31, 2008	LTM
Income/(loss) from continuing operations	$527.2	$167.2	$(101.0)	$(174.2)	$(275.2)	$84.8
Interest expense, net	780.8	185.0	89.7	460.8	550.5	1,146.3
Provision/(benefit) for income taxes	350.1	100.3	(26.0)	(58.1)	(84.1)	165.7
Depreciation and amortization	934.7	218.8	72.7	159.9	232.6	948.5

EBITDA	2,592.8	671.3	35.4	388.4	423.8	2,345.3
Project opening costs, abandoned projects and development costs (a)	29.8	10.2	0.9	2.7	3.6	23.2
Merger and integration costs (b)	13.4	4.0	125.6	17.0	142.6	152.0
Losses on early extinguishment of debt (c)	2.0	—	—	211.3	211.3	213.3
Minority interests, net of distributions (d)	(4.8)	3.4	1.0	(2.2)	(1.2)	(9.4)
Impairment of goodwill, intangible assets and investment securities (e)	169.6	—	—	—	—	169.6
Non-cash expense for stock compensation benefits (f)	53.0	12.3	2.4	1.6	4.0	44.7
Income from insurance claims for hurricane losses (g)	(130.3)	(18.7)	—	(185.4)	(185.4)	(297.0)
Other non-recurring or non-cash items (h)	84.0	7.8	6.7	20.6	27.3	103.5
Pro forma adjustment for acquired, new or disposed properties (i)	3.3	4.3	—	—	—	(1.0)
Pro forma adjustment for yet-to-be realized cost savings (j)						67.1

Adjusted EBITDA						$2,811.3

a)	Represents (i) project opening costs incurred in connection with the integration of acquired properties and with expansion and renovation projects at various properties, (ii) write-off of abandoned development projects and (iii) non-recurring strategic planning and restructuring costs.
b)	Represents costs in connection with the Acquisition, including review of certain strategic matters by the special committee established by Harrah’s Entertainment’s Board of Directors, and costs for consultants and dedicated internal resources executing the plans for the integration of Caesars into Harrah’s.

c)	Represents premiums paid and the write-off of historical unamortized deferred financing costs.
d)	Represents minority owners’ share of income from our majority-owned subsidiaries, net of cash distributions to minority owners.
e)	Represents impairment of intangible assets and impairment of investment securities.
f)	Represents non-cash compensation expense related to stock options.
g)	Represents non-recurring insurance recoveries related to Hurricane Katrina.
h)	Represents the elimination of other non-recurring and non-cash items such as litigation awards and settlements, severance and relocation costs, excess gaming taxes, gains and losses from disposal of assets, equity in non-consolidated subsidiaries (net of distributions) and one-time costs relating to new state gaming legislation.
i)	Represents the full year/period estimated impact of acquired, new and disposed properties.
j)	Represents the cost savings realized from our previously announced profitability improvement program.

HARRAH’S OPERATING COMPANY, A WHOLLY OWNED SUBSIDIARY OF

HARRAH’S ENTERTAINMENT, INC.

SUPPLEMENTAL INFORMATION

RECONCILIATION OF PROPERTY EBITDA TO INCOME FROM OPERATIONS

(UNAUDITED)

(In millions)	Successor
	January 28, 2008 Through March 31, 2008
	Las Vegas Region	Atlantic City Region	Louisiana/ Mississippi Region	Iowa/ Missouri Region	Illinois/ Indiana Region	Other Nevada Region	Other	Total
Revenues	$260.5	$320.4	$274.5	$143.0	$208.1	$75.7	$(0.4)	$1,281.8
Property operating expenses	(183.6)	(246.3)	(207.6)	(102.3)	(171.6)	(62.0)	32.4	(941.0)

Property EBITDA	76.9	74.1	66.9	40.7	36.5	13.7	32.0	340.8
Depreciation and amortization	(14.8)	(25.1)	(15.0)	(9.7)	(8.4)	(5.0)	(15.4)	(93.4)

Operating profit	62.1	49.0	51.9	31.0	28.1	8.7	16.6	247.4
Amortization of intangible assets	(5.6)	(2.5)	(4.6)	(0.2)	(0.4)	(0.5)	(6.9)	(20.7)
Income on interests in nonconsolidated affiliates	—	—	—	—	—	—	0.7	0.7
Project opening costs and other Items	—	(1.5)	185.3	(0.1)	(0.5)	—	(18.1)	165.1
Corporate expense	—	—	—	—	—	—	(41.5)	(41.5)
Merger and integration costs	—	—	—	—	—	—	(17.0)	(17.0)

Income/(loss) from operations*	$56.5	$45.0	$232.6	$30.7	$27.2	$8.2	$(66.2)	$334.0

	Predecessor
	January 1, 2008 Through January 27, 2008
Revenues	$118.5	$125.8	$106.1	$55.8	$85.5	$26.8	$53.7	$572.2
Property operating expenses	(80.4)	(103.9)	(87.5)	(42.8)	(71.9)	(25.6)	(52.4)	(464.5)

Property EBITDA	38.1	21.9	18.6	13.0	13.6	1.2	1.3	107.7
Depreciation and amortization	(7.4)	(11.9)	(8.6)	(5.1)	(4.3)	(3.0)	(6.9)	(47.2)

Operating profit	30.7	10.0	10.0	7.9	9.3	(1.8)	(5.6)	60.5
Amortization of intangible assets	(1.0)	(1.9)	(0.5)	(0.2)	(0.6)	(0.1)	(1.2)	(5.5)
Income on interests in nonconsolidated affiliates	—	—	—	—	—	—	0.5	0.5
Project opening costs and other Items	—	(0.1)	0.6	—	—	—	(1.4)	(0.9)
Corporate expense	—	—	—	—	—	—	26.2	26.2
Merger and integration costs	—	—	—	—	—	—	(125.6)	(125.6)

Income/(loss) from operations*	$29.7	$8.0	$10.1	$7.7	$8.7	$(1.9)	$(107.1)	$(44.8)

HARRAH’S OPERATING COMPANY, A WHOLLY OWNED SUBSIDIARY OF

HARRAH’S ENTERTAINMENT, INC.

SUPPLEMENTAL INFORMATION

RECONCILIATION OF PROPERTY EBITDA TO INCOME FROM OPERATIONS

(UNAUDITED)

(In millions)	Combined (1)
	Three Months Ended March 31, 2008
	Las Vegas Region	Atlantic City Region	Louisiana/ Mississippi Region	Iowa/ Missouri Region	Illinois/ Indiana Region	Other Nevada Region	Other	Total
Revenues	$379.0	$446.2	$380.6	$198.8	$293.6	$102.5	$53.3	$1,854.0
Property operating expenses	(264.0)	(350.2)	(295.1)	(145.1)	(243.5)	(87.6)	(20.0)	(1,405.5)

Property EBITDA	115.0	96.0	85.5	53.7	50.1	14.9	33.3	448.5
Depreciation and amortization	(22.2)	(37.0)	(23.6)	(14.8)	(12.7)	(8.0)	(22.3)	(140.6)

Operating profit	92.8	59.0	61.9	38.9	37.4	6.9	11.0	307.9
Amortization of intangible assets	(6.6)	(4.4)	(5.1)	(0.4)	(1.0)	(0.6)	(8.1)	(26.2)
Income on interests in nonconsolidated affiliates	—	—	—	—	—	—	1.2	1.2
Project opening costs and other Items	—	(1.6)	185.9	(0.1)	(0.5)	—	(19.5)	164.2
Corporate expense	—	—	—	—	—	—	(15.3)	(15.3)
Merger and integration costs	—	—	—	—	—	—	(142.6)	(142.6)

Income/(loss) from operations*	$86.2	$53.0	$242.7	$38.4	$35.9	6.3	$(173.3)	$289.2

	Predecessor
	Three Months Ended March 31, 2007
Revenues	$393.5	$429.4	$390.5	$201.7	$324.5	$108.2	$128.1	$1,975.9
Property operating expenses	(262.9)	(330.1)	(306.4)	(148.8)	(256.3)	(90.4)	(98.7)	(1,493.6)

Property EBITDA	130.6	99.3	84.1	52.9	68.2	17.8	29.4	482.3
Depreciation and amortization	(21.9)	(37.1)	(24.5)	(18.8)	(14.1)	(9.4)	(16.7)	(142.5)

Operating profit	108.7	62.2	59.6	34.1	54.1	8.4	12.7	339.8
Amortization of intangible assets	(3.3)	(6.4)	(2.0)	(0.8)	(2.0)	(0.2)	(3.1)	(17.8)
Losses on interests in nonconsolidated affiliates	—	—	—	—	—	—	(0.1)	(0.1)
Project opening costs and other Items	(3.6)	(3.9)	17.9	(0.2)	(1.0)	(0.1)	(9.2)	(0.1)
Corporate expense	—	—	—	—	—	—	(21.6)	(21.6)
Merger and integration costs	—	—	—	—	—	—	(4.0)	(4.0)

Income/(loss) from operations*	$101.8	$51.9	$75.5	$33.1	$51.1	$8.1	$(25.3)	$296.2

*	Total Income from operations as reported on this schedule corresponds with the amounts reported for the respective periods on our CONSOLIDATED SUMMARY OF OPERATIONS. See our CONSOLIDATED SUMMARY OF OPERATIONS for the additional income and expenses recorded in the determination of Net income and Earnings per share for the periods presented.

HARRAH’S OPERATING COMPANY, A WHOLLY OWNED SUBSIDIARY OF

HARRAH’S ENTERTAINMENT, INC.

SUPPLEMENTAL INFORMATION

CALCULATION OF ADJUSTED EBITDA

(UNAUDITED)

Adjusted EBITDA is defined as EBITDA further adjusted to exclude unusual items and other adjustments required or permitted in calculating covenant compliance under the indenture governing the senior notes and senior toggle notes, the interim loan agreement and/or our new senior credit facilities. We believe that the inclusion of supplementary adjustments to EBITDA applied in presenting Adjusted EBITDA are appropriate to provide additional information to investors about certain material non-cash items and about unusual items that we do not expect to continue at the same level in the future. Because not all companies use identical calculations, our presentation of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies.

In connection with the acquisition of the Company by affiliates of Apollo Global Management, LLC and TPG Capital, LP, eight of our properties and their related operating assets were spun off from Harrah’s Operating Company to Harrah’s Entertainment through a series of distributions, liquidations, transfers and contributions, collectively referred to as the “the CMBS Spin-Off.” The eight properties, as of the closing, are Harrah’s Las Vegas, Rio, Flamingo Las Vegas, Harrah’s Atlantic City, Showboat Atlantic City, Harrah’s Lake Tahoe, Harveys Lake Tahoe and Bill’s Lake Tahoe. Subsequent to the closing and subject to regulatory approval, Paris Las Vegas and Harrah’s Laughlin and their related operating assets will be spun off from Harrah’s Operating Company and its subsidiaries to Harrah’s Entertainment, and Harrah’s Lake Tahoe, Harveys Lake Tahoe, Bill’s Lake Tahoe and Showboat Atlantic City and their related operating assets will be transferred to subsidiaries of Harrah’s Operating Company from Harrah’s Entertainment (the “Post-Close CMBS Exchange”). The properties spun off from Harrah’s Operating Company and owned by Harrah’s Entertainment, whether at closing or after the subsequent transfer, will collectively be referred to as “the CMBS properties.” Also in connection with the acquisition by affiliates of Apollo and TPG, London Clubs International Limited (“London Clubs”) and its subsidiaries, with the exception of the subsidiaries related to the South Africa operations, became subsidiaries of Harrah’s Operating Company (“the London Clubs Transfer”). London Clubs and its subsidiaries were previously subsidiaries of Harrah Entertainment.

The following table reconciles EBITDA and Adjusted EBITDA of Harrah’s Operating for the Predecessor period from January 1, 2008 to January 27, 2008 and for the Successor period from January 28, 2008 to March 31, 2008 and takes into consideration the CMBS Spin-Off, the London Clubs Transfer and the Post-Close CMBS exchange:

HARRAH’S OPERATING COMPANY, A WHOLLY OWNED SUBSIDIARY OF

HARRAH’S ENTERTAINMENT, INC.

SUPPLEMENTAL INFORMATION

RECONCILIATION OF EBITDA TO ADJUSTED EBITDA

(UNAUDITED)

	Predecessor			Successor	Combined (1)
(In millions)	Dec. 31, 2007	Mar 31,2007	Jan. 1, 2008 Through Jan. 27, 2008	Jan. 28, 2008 Through Mar. 31, 2008	Jan. 1, 2008 Through Mar. 31, 2008	LTM
Income/(loss) from continuing operations	$163.1	$68.7	$(109.1)	$(177.9)	$(287.0)	$(192.6)
Interest expense, net	776.0	184.0	85.7	375.8	461.5	1,053.5
Provision/(benefit) for income taxes	170.1	46.2	(21.7)	(71.9)	(93.6)	30.3
Depreciation and amortization	727.2	170.9	56.4	117.5	173.9	730.2

EBITDA	1,836.4	469.8	11.3	243.5	254.8	1,621.4
Project opening costs, abandoned projects and development costs (a)	26.9	8.8	0.9	2.2	3.1	21.2
Merger and integration costs (b)	9.4	2.8	125.6	17.0	142.6	149.2
Losses on early extinguishment of debt (c)	2.0	—	—	211.3	211.3	213.3
Minority interests, net of distributions (d)	(3.7)	3.6	0.8	(2.7)	(1.9)	(9.2)
Impairment of goodwill, intangible assets and investment securities (e)	155.9	—	—	—	—	155.9
Non-cash expense for stock compensation benefits (f)	38.2	8.9	1.7	1.1	2.8	32.1
Income from insurance claims for hurricane losses (g)	(130.3)	(18.7)	—	(185.4)	(185.4)	(297.0)
Other non-recurring or non-cash items (h)	55.6	6.8	0.8	16.2	17.0	65.8
Pro forma adjustment for acquired, new or disposed properties (i)	3.3	4.3	—	—	—	(1.0)
Pro forma adjustment for yet-to-be realized cost savings (j)						47.0

Adjusted EBITDA						$1,998.7

a)	Represents (i) project opening costs incurred in connection with the integration of acquired properties and with expansion and renovation projects at various properties, (ii) write-off of abandoned development projects and (iii) non-recurring strategic planning and restructuring costs.
b)	Represents costs in connection with the Acquisition, including review of certain strategic matters by the special committee established by Harrah’s Entertainment’s Board of Directors, and costs for consultants and dedicated internal resources executing the plans for the integration of Caesars into Harrah’s.
c)	Represents premiums paid and the write-off of historical unamortized deferred financing costs.
d)	Represents minority owners’ share of income from our majority-owned subsidiaries, net of cash distributions to minority owners.
e)	Represents impairment of intangible assets and impairment of investment securities.
f)	Represents non-cash compensation expense related to stock options.
g)	Represents non-recurring insurance recoveries related to Hurricane Katrina.

h)	Represents the elimination of other non-recurring and non-cash items such as litigation awards and settlements, severance and relocation costs, excess gaming taxes, gains and losses from disposal of assets, equity in non-consolidated subsidiaries (net of distributions) and one-time costs relating to new state gaming legislation.
i)	Represents the full year/period estimated impact of acquired, new and disposed properties.
j)	Represents the cost savings realized from our previously announced profitability improvement program.

The following tables present the condensed combined statement of operations of Harrah’s Operating Company, Inc. for the Predecessor period from January 1, 2008 to January 27, 2008 and for the Successor period from January 28, 2008 to March 31, 2008, taking into consideration the CMBS Spin-Off, the London Clubs Transfer and the Post-Close CMBS Transactions:

Unaudited Condensed Combined Statement of Operations

Harrah’s Operating Company, Inc. (Successor)

For the Period from January 28, 2008

Through March 31, 2008

(In millions)	Historical Harrah’s Entertainment (1)	HET Parent and Other Harrah’s Entertainment Subsidiaries and Accounts (2)	Harrah’s Operating (3)	Post-Closing CMBS Transaction(4)	Harrah’s Operating for the Post- Closing CMBS Transaction
Revenues
Casino	$1,465.7	$(339.6)	$1,126.1	$35.2	$1,161.3
Food and beverage	301.3	(105.7)	195.6	(8.0)	187.6
Rooms	241.5	(86.1)	155.4	(18.4)	137.0
Management fees	12.1	—	12.1	—	12.1
Other	111.8	(134.8)	(23.0)	15.7	(7.3)
Less: casino promotional allowances	(291.9)	96.6	(195.3)	(13.6)	(208.9)

Net revenues	1,840.5	(569.6)	1,270.9	10.9	1,281.8

Operating expenses
Direct
Casino	776.6	(158.7)	617.9	16.3	634.2
Food and beverage	124.3	(45.1)	79.2	(7.0)	72.2
Rooms	50.4	(18.5)	31.9	(5.8)	26.1
Property general, administrative and other	409.9	(228.0)	181.9	26.6	208.5
Depreciation and amortization	124.2	(33.7)	90.5	2.9	93.4
Write-downs, reserves and recoveries	(158.8)	(8.6)	(167.4)	—	(167.4)
Project opening costs	2.8	(0.5)	2.3	—	2.3
Corporate expense	24.7	22.9	47.6	(6.1)	41.5
Merger and integration costs	17.0	—	17.0	—	17.0
Equity in income of nonconsolidated affiliates	(0.7)	0.4	(0.3)	(0.4)	(0.7)
Amortization of intangible assets	32.3	(9.2)	23.1	(2.4)	20.7

Total operating expenses	1,402.7	(479.0)	923.7	24.1	947.8

Income from operations	437.8	(90.6)	347.2	(13.2)	334.0
Interest expense, net of interest capitalized	(467.9)	104.1	(363.8)	(14.8)	(378.6)
Loss on early extinguishment of debt	(211.3)	—	(211.3)	—	(211.3)
Other income, including interest income	7.7	(1.5)	6.2	(2.8)	3.4

Loss before income taxes and minority interests	(233.7)	12.0	(221.7)	(30.8)	(252.5)
Income tax benefit/(loss)	58.1	2.6	60.7	11.2	71.9
Minority interests	1.4	1.3	2.7	—	2.7

Loss from continuing operations	$(174.2)	$15.9	$(158.3)	$(19.6)	$(177.9)

(1)	Represents the financial information of Harrah’s Entertainment.
(2)	Represents the financial information of (i) all subsidiaries of Harrah’s Entertainment that are not a component of HOC, namely, captive insurance companies, South Africa interests and the CMBS properties, pursuant to the CMBS Spin-Off; and (ii) accounts at Harrah’s Entertainment.
(3)	Represents the financial information of HOC.
(4)	Reflects the results of the Post-Closing CMBS spin-off, which is subject to regulatory approval.

Unaudited Condensed Combined Statement of Operations

Harrah’s Operating Company, Inc. (Predecessor)

For the Period from January 1, 2008

Through January 27, 2008

(in millions)	Historical Harrah’s Entertainment(1)	HET Parent and Other Harrah’s Entertainment Subsidiaries and Accounts(2)	Historical HOC(3)	CMBS Spin-Off(4)	London Clubs Transfer(5)	HOC Restructured	Post-Closing CMBS Transaction(6)	HOC for the Post-Closing CMBS Transaction
Revenues
Casino	$614.6	$(29.5)	$585.1	$(128.2)	$25.2	$482.1	$11.8	$493.9
Food and beverage	118.4	(4.7)	113.7	(37.9)	4.2	80.0	(3.2)	76.8
Rooms	96.4	(0.4)	96.0	(32.6)	—	63.4	(7.8)	55.6
Management fees	5.0	(0.1)	4.9	—	0.1	5.0	—	5.0
Other	42.7	(1.4)	41.3	(11.8)	0.9	30.4	(2.6)	27.8
Less: casino promotional allowances	(117.0)	1.8	(115.2)	34.2	(1.7)	(82.7)	(4.2)	(86.9)

Net revenues	760.1	(34.3)	725.8	(176.3)	28.7	578.2	(6.0)	572.2

Operating expenses
Direct
Casino	340.6	(24.5)	316.1	(60.0)	20.9	277.0	4.6	281.6
Food and beverage	50.5	(1.8)	48.7	(19.0)	1.6	31.3	(1.2)	30.1
Rooms	19.6	(0.2)	19.4	(7.6)	—	11.8	(1.3)	10.5
Property general, administrative and other	178.2	(2.0)	176.2	(42.8)	8.1	141.5	0.8	142.3
Depreciation and amortization	63.5	(1.6)	61.9	(17.0)	1.3	46.2	1.0	47.2
Write-downs, reserves and recoveries	4.7	—	4.7	(4.5)	—	0.2	—	0.2
Project opening costs	0.7	(0.7)	—	—	0.7	0.7	—	0.7
Corporate expense	8.5	—	8.5	(34.7)	—	(26.2)	—	(26.2)
Merger and integration costs	125.6	—	125.6	—	—	125.6	—	125.6
Equity in income of nonconsolidated affiliates	(0.5)	—	(0.5)	—	—	(0.5)	—	(0.5)
Amortization of intangible assets	5.5	(0.2)	5.3	(0.1)	0.2	5.4	0.1	5.5

Total operating expenses	796.9	(31.0)	765.9	185.7	32.8	613.0	4.0	617.0

Income from operations	(36.8)	(3.3)	(40.1)	9.4	(4.1)	(34.8)	(10.0)	(44.8)
Interest expense, net of interest capitalized	(89.7)	—	(89.7)	4.9	0.2	(84.6)	(4.9)	(89.5)
Loss on early extinguishment of debt	—	—	—	—	—	—	—	—
Other income, including interest income	1.1	(3.3)	(2.2)	2.5	3.1	3.4	1.5	4.9

Income before income taxes and minority interests	(125.4)	(6.6)	(132.0)	16.8	(0.8)	(116.0)	(13.4)	(129.4)
Income tax benefit/(provision)	26.0	(4.1)	21.9	(6.5)	1.0	16.4	5.3	21.7
Minority interests	(1.6)	0.9	(0.7)	0.2	(0.9)	(1.4)	—	(1.4)

(Loss)/income from continuing operations	$(101.0)	$(9.8)	$(110.8)	$10.5	$(0.7)	$(101.0)	$(8.1)	$(109.1)

(1)	Represents the historical financial information of Harrah’s Entertainment.
(2)	Represents the historical financial information of (i) all subsidiaries of Harrah’s Entertainment that have historically not been a component of HOC, namely, captive insurance companies and London Clubs and its subsidiaries; and (ii) accounts at Harrah’s Entertainment.
(3)	Represents the historical financial information of HOC.
(4)	Reflects the removal of the historical operating results of the CMBS properties, pursuant to the CMBS Spin-Off in which certain properties and operations of HOC were spun-off into a separate borrowing structure and held side-by-side with HOC under Harrah’s Entertainment. The historical operating expenses of HOC include unallocated costs attributable to services that have been performed by HOC on behalf of the CMBS properties. These costs are primarily related to corporate functions such as accounting, tax, treasury, payroll and benefits administration, risk management, legal, and information management and technology. The CMBS spin-off reflects the push-down of corporate expense of $34.7 million that was unallocated at January 27, 2008. Following the Merger, many of these services will continue to be provided by HOC pursuant to a shared services agreement with the CMBS properties.

(5)	Reflects the inclusion of the London Clubs operating results pursuant to the London Clubs Transfer, in which London Clubs and its subsidiaries became subsidiaries of HOC.
(6)	Reflects the results of the Post-Closing CMBS spin-off, which is subject to regulatory approval.